Tecnoglass Announces Intent to Delist Shares from the Colombia Stock Exchange

- Primary Listing Unchanged on The Nasdaq Stock Market, Which Will Serve as the Exclusive Exchange to Transact Tecnoglass Ordinary Shares -

Barranquilla, Colombia – November 20, 2019 - Tecnoglass Inc. (NASDAQ: TGLS) (“Tecnoglass” or the “Company”), a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries, today announced that the Company has commenced the process to delist its ordinary shares from the Colombia Stock Exchange, the “Bolsa de Valores de Colombia,” upon which the shares listed on that exchange under the ticker symbol “TGLSC” will cease trading.

The Colombia stock listing is secondary to Tecnoglass’ primary listing on The Nasdaq Stock Market (NASDAQ) under the ticker symbol “TGLS”, which will serve as the exclusive exchange to transact Tecnoglass ordinary shares, upon completion of the delisting from the Colombia Stock Exchange. With over 99% of Tecnoglass shares traded on the NASDAQ over the past year, the delisting of secondary shares is expected to save on expenses, time and administrative resources associated with the Company’s listing on a secondary exchange. The delisting of shares from the Colombia Stock Exchange is expected to be completed in third quarter of 2020, following approval by Tecnoglass shareholders and required regulatory approvals.

José Manuel Daes, Chief Executive Officer of Tecnoglass, commented, “As we have shifted from under 60% of sales in the U.S. in 2015, to over 85% year-to-date in 2019, our target shareholder base has also shifted significantly towards the U.S. The delisting from the Colombian Stock Exchange will allow us to more efficiently focus on expanding our U.S. shareholder base. We expect this action to have essentially no impact on our U.S. traded shares, while saving time and money on administrative requirements associated with multiple exchanges.”

About Tecnoglass

Tecnoglass Inc. is a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass is the #1 architectural glass transformation company in Latin America and the second largest glass fabricator serving the United States. Headquartered in Barranquilla, Colombia, the Company operates out of a 2.7 million square foot vertically-integrated, state- of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies over 1000 customers in North, Central and South America, with the United States accounting for more than 80% of revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including the El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

Chief Financial Officer

305-503-9062

investorrelations@tecnoglass.com